Exhibit 99.1

ALLEGHANY CORPORATION

7 Times Square Tower, 17th Floor

New York, NY 10036

ALLEGHANY CORPORATION REPORTS 2015 THIRD QUARTER RESULTS

NEW YORK, NY, November 3, 2015 – Alleghany Corporation (NYSE-Y) announced today its financial results for the three and nine months ended September 30, 2015. Book value per common share1 was $476.13 as of September 30, 2015, an increase of 2.3% from book value per common share as of December 31, 2014, and a decrease of 0.5% from book value per common share as of June 30, 2015. Alleghany reported net earnings2 of $96.5 million, or $6.07 per diluted share for the 2015 third quarter, compared with $186.3 million, or $11.40 per diluted share for the 2014 third quarter. For the first nine months of 2015, Alleghany reported net earnings2 of $404.2 million, or $25.30 per diluted share, compared with $540.2 million, or $32.74 per diluted share for the first nine months of 2014. Operating earnings per diluted share were $7.03 for the 2015 third quarter, compared with $9.07 for the 2014 third quarter. Operating earnings per diluted share were $23.41 for the first nine months of 2015, compared with $25.23 for the first nine months of 2014.

Weston Hicks, President and chief executive officer of Alleghany stated, “Strong underwriting results at TransRe and RSUI led to solid operating performance and a combined ratio of 91.0% for Alleghany in the third quarter compared with an 87.6% combined ratio in the third quarter of last year. The results were impacted by higher catastrophe losses at TransRe, primarily due to the explosion in Tianjin China ($31.5 million) and modestly lower favorable prior year loss reserve development, primarily at RSUI. Softening market conditions and a strong dollar negatively impacted top-line premium writings.”

“We are encouraged by the continued progress at CapSpecialty and PacificComp as both companies successfully expand their niche product offerings. PacificComp saw its combined ratio improve to 109.4%, compared with 133.8% for the 2014 third quarter due to strong premium growth resulting in a lower expense ratio. CapSpecialty’s expense ratio improved in the quarter but its results were impacted by higher surety losses in the current accident year.”

Mr. Hicks continued, “Offsetting this operating performance was a drop in the market value of our equity portfolio due to a sharp decline in equity markets at quarter end, all of which has since reversed. Although this decline significantly contributed to the 0.5% decrease in book value per common share in the third quarter, Alleghany’s strong capital position allows it to invest in equities over a long-term time horizon to generate superior returns in exchange for quarterly volatility.”

“One positive aspect of the drop in the equity markets was the attractive price of Alleghany shares. During the quarter we spent $152.0 million repurchasing 324,661 shares at an average price of $468.11 per share and year to date we have repurchased an aggregate of 412,884 shares. At our current book value per share of $476.13, these purchases were immediately accretive to our shareholders and will continue to benefit shareholder returns in the future.”

The following table summarizes the three and nine months ended September 30, 2015 and 2014:

	Three Months Ended September 30,		Percent	Nine Months Ended September 30,		Percent
	2015	2014	Change	2015	2014	Change
	(in millions)			(in millions)

Net premiums written	$1,013.2	$1,127.5	(10.1%)	$3,250.4	$3,471.0	(6.4%)

Earnings before income taxes	133.1	265.9	(49.9%)	543.8	736.6	(26.2%)

Underwriting profit	94.2	140.8	(33.1%)	336.1	369.5	(9.0%)

Net investment income	118.2	118.3	(0.1%)	334.6	343.0	(2.4%)

Net earnings attributable to Alleghany stockholders	96.5	186.3	(48.2%)	404.2	540.2	(25.2%)

1 Stockholders’ equity attributable to Alleghany stockholders divided by common stock outstanding.

2 Earnings attributable to Alleghany stockholders.

SEGMENT RESULTS

The following table summarizes the segment results for the three and nine months ended September 30, 2015 and 2014:

	Three Months Ended September 30,		Percent	Nine Months Ended September 30,		Percent
	2015	2014	Change	2015	2014	Change
	(in millions)			(in millions)
Net premiums written:
Reinsurance Segment	$753.1	$866.7	(13.1%)	$2,412.4	$2,636.5	(8.5%)
Insurance Segment	260.1	260.8	(0.3%)	838.0	834.5	0.4%

	$1,013.2	$1,127.5	(10.1%)	$3,250.4	$3,471.0	(6.4%)

Underwriting profit:
Reinsurance Segment	$56.8	$100.2	(43.3%)	$233.6	$265.0	(11.8%)
Insurance Segment	37.4	40.6	(7.9%)	102.5	104.5	(1.9%)

	$94.2	$140.8	(33.1%)	$336.1	$369.5	(9.0%)

Reinsurance Segment

The decrease in TransRe’s net premiums written in the third quarter and first nine months of 2015 from the corresponding 2014 periods reflects reduced participation on or non-renewal of certain treaties due to disciplined underwriting in a competitive market, the impact of changes in foreign exchange rates (approximately $40.1 million and $127.8 million for the third quarter and first nine months of 2015, respectively), and, to a lesser extent, higher ceded premium written due to an opportunistic increase in retrocessional reinsurance coverage purchased by TransRe in 2015.

TransRe’s 2015 third quarter combined ratio was 92.6%, compared with 88.3% for the 2014 third quarter, and TransRe’s combined ratio was 89.9% for the first nine months of 2015, compared with 89.3% for the first nine months of 2014. TransRe’s higher combined ratio and lower underwriting profit for the third quarter and first nine months of 2015 primarily reflect the impact of lower net premiums earned and higher commission rates and employee-related costs. TransRe’s higher combined ratio and lower underwriting profit for the third quarter of 2015 also reflect higher catastrophe losses.

Insurance Segment

The insurance segment net premiums written in the third quarter and first nine months of 2015 roughly approximated net premiums written in the corresponding 2014 periods, as continued strong growth at PacificComp and CapSpecialty were offset by declines at RSUI. For the third quarter and first nine months of 2015, PacificComp’s net premiums written increased by 46.4% and 45.6%, respectively, CapSpecialty’s net premiums written increased by 14.5% and 14.5%, respectively, and RSUI’s net premiums written decreased by 8.6% and 6.3%, respectively.

The insurance segment’s combined ratio was 86.7% for the 2015 third quarter, compared with 85.4% for the 2014 third quarter, and 87.6% for the first nine months of 2015 compared with 87.0% for the first nine months of 2014. The higher combined ratio and lower underwriting profit for the third quarter and first nine months of 2015 primarily reflect less favorable prior year loss reserve development overall and higher current year losses, partially offset by lower catastrophe losses.

INVESTMENT PERFORMANCE

Alleghany reported net investment income for the third quarter and first nine months of 2015 of $118.2 million and $334.6 million, respectively, a decrease of 0.1% and 2.4% from the corresponding 2014 periods. The decrease in net investment income in the first nine months of 2015 from the first nine months of 2014 primarily reflects lower dividend income due to equity portfolio reallocation during the second quarter of 2015 and lower interest income from lower reinvestment rates and, to a lesser extent, the impact of changes in foreign exchange rates and the drop in investable assets due to Alleghany’s share repurchase activity. Financial statement total return on investments was (0.6)% in the 2015 third quarter, compared with 0.2% for the 2014 third quarter. The decrease in total return in the quarter was due to timing as the drop in the market value of the equity portfolio coincided with a sharp decline in the equity markets in general at quarter-end.

After-tax net unrealized gains on investments decreased by $135.6 million for the third quarter of 2015, reflecting a decrease in unrealized appreciation on Alleghany’s equity securities portfolio. After-tax net unrealized gains on investments decreased by $228.7 million for the first nine months of 2015, reflecting a decrease in unrealized appreciation on Alleghany’s equity and debt security portfolio. Other than temporary impairment charges (OTTI) in the quarter of $52.7 million resulted from losses on sales of equity securities subsequent to quarter-end, which were made to offset taxable gains in previous quarters.

OTHER FINANCIAL INFORMATION

During the first nine months of 2015, Alleghany repurchased an aggregate of 412,884 shares of its common stock in the open market for $192.5 million, at an average price per share of $466.33, of which 324,661 shares of its common stock were purchased in the 2015 third quarter for $152.0 million, at an average price per share of $468.11. As of September 30, 2015, Alleghany had 15,651,699 shares of its common stock outstanding, compared with 16,054,323 shares of its common stock outstanding as of December 31, 2014 and 16,236,861 shares as of September 30, 2014.

Additional Information

Concurrent with the issuance of today’s earnings press release, Alleghany has posted a financial supplement to its website, www.alleghany.com, containing a number of schedules that provide additional detail pertaining to Alleghany’s financial results.

Additional information regarding Alleghany’s 2015 third quarter and first nine months financial results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended September 30, 2015 (the “Form 10-Q”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof. The Form 10-Q and the financial supplement will be available on Alleghany’s website at www.alleghany.com. The Form 10-Q will also be available on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.

About Alleghany Corporation

Alleghany Corporation (NYSE-Y) creates value through owning and managing operating subsidiaries and investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc. (referred to herein as “TransRe”), a leading global reinsurer; RSUI Group, Inc. (referred to herein as “RSUI”), a national underwriter of property and liability specialty insurance coverages; CapSpecialty, Inc. (referred to herein as “CapSpecialty”), an underwriter of commercial property, casualty and surety insurance coverages; and Pacific Compensation Corporation (referred to herein as “PacificComp”), an underwriter of workers’ compensation insurance primarily in California.

Non-GAAP Financial Measures

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit and operating earnings per diluted share, which are “non-GAAP financial measures,” as such term is defined in Regulation G promulgated by the SEC.

Underwriting profit represents net premiums earned less net loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and does not include net investment income, net realized capital gains, other than temporary impairment losses, other income, other operating expenses, corporate administration, amortization of intangible assets or interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance. Earnings before income taxes may show a profit despite an underlying underwriting loss; and when underwriting losses persist over extended periods, a reinsurance or an insurance company’s ability to continue as an ongoing concern may be at risk.

Underwriting profit is not meant to be considered in isolation or as a substitute for measures of operating performance prepared in accordance with U.S. GAAP. Reconciliation of underwriting profit to earnings before income taxes is presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(in millions)

Earnings before income taxes	$133.1	$265.9	$543.8	$736.6

Adjustments to earnings before income taxes:

Net investment income	118.2	118.3	334.6	343.0

Net realized capital gains	29.2	59.4	158.5	197.7

Other than temporary impairment charges	(52.7)	(0.7)	(112.3)	(6.9)

Other income	45.3	38.8	125.3	106.8

Other operating expenses	(68.5)	(59.6)	(199.7)	(179.2)

Corporate administration	(10.9)	(9.5)	(33.4)	(31.8)

Amortization of intangible assets	1.1	1.1	3.8	3.9

Interest expense	(22.8)	(22.7)	(69.1)	(66.4)

	38.9	125.1	207.7	367.1

Underwriting profit	$94.2	$140.8	$336.1	$369.5

Operating earnings per diluted share represents earnings per diluted share excluding (on an after-tax basis): net realized capital gains; and other than temporary impairment losses, all as determined in accordance with U.S. GAAP. Alleghany uses operating earnings per diluted share as a supplement to diluted earnings per share, the most comparable U.S. GAAP financial measure, to provide useful additional information to investors by highlighting earnings per diluted share attributable to its performance exclusive of realized capital gains or losses and impairments. A reconciliation of operating earnings per diluted share to diluted earnings per share is presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(dollars in millions)

Net earnings attributable to Alleghany stockholders	$ 96.5	$ 186.3	$ 404.2	$ 540.2

Adjustments to net earnings (after tax):

Net realized capital gains	19.0	38.6	103.0	128.5

Other than temporary impairment charges	(34.3)	(0.5)	(73.0)	(4.5)

	(15.3)	38.1	30.0	124.0

Operating income	$ 111.8	$ 148.2	$ 374.2	$ 416.2

Weighted average diluted common shares outstanding	15,900,759	16,343,904	15,978,139	16,496,537

Diluted earnings per share	$ 6.07	$ 11.40	$ 25.30	$ 32.74

Diluted operating earnings per share	$ 7.03	$ 9.07	$ 23.41	$ 25.23

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Forward-looking Statements

This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to,

•	significant weather-related or other natural or man-made catastrophes and disasters;
•	the cyclical nature of the property and casualty reinsurance and insurance industries;
•	changes in market prices of Alleghany’s significant equity investments and changes in value of Alleghany’s debt securities portfolio;
•	adverse loss development for events insured by Alleghany’s reinsurance and insurance subsidiaries in either the current year or prior years;
•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s reinsurance and insurance subsidiaries;
•	the cost and availability of reinsurance;
•	the reliance by Alleghany’s reinsurance operating subsidiaries on a limited number of brokers;
•	increases in the levels of risk retention by Alleghany’s reinsurance and insurance subsidiaries;
•	exposure to terrorist acts and acts of war;
•	the willingness and ability of Alleghany’s reinsurance and insurance subsidiaries’ reinsurers to pay reinsurance recoverables owed to Alleghany’s reinsurance and insurance subsidiaries;
•	changes in the ratings assigned to Alleghany’s reinsurance and insurance subsidiaries;
•	claims development and the process of estimating reserves;
•	legal, political, judicial and regulatory changes, including the federal financial regulatory reform of the insurance industry by the Dodd-Frank Wall Street Reform and Consumer Protection Act;
•	the uncertain nature of damage theories and loss amounts;
•	the loss of key personnel of Alleghany’s reinsurance or insurance operating subsidiaries;
•	fluctuation in foreign currency exchange rates;
•	the failure to comply with the restrictive covenants contained in the agreements governing Alleghany’s indebtedness;
•	the ability to make payments on, or repay or refinance, Alleghany’s debt;
•	risks inherent in international operations; and
•	difficult and volatile conditions in the global market.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations, or intentions, which may happen at any time at its discretion. As a consequence, current plans, anticipated actions, and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on its behalf.

For more information, please contact:

Kerry Jacobs

Alleghany Corporation

212-508-8141

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	September 30, 2015	December 31, 2014
	(unaudited) (in thousands, except share amounts)
Assets
Investments:
Available-for-sale securities at fair value:
Equity securities (cost: 2015 – $2,826,902; 2014 – $2,366,035)	$3,012,070	$2,815,484
Debt securities (amortized cost: 2015 – $14,382,992; 2014 – $14,364,430)	14,530,255	14,598,641
Short-term investments	362,034	715,553

	17,904,359	18,129,678
Other invested assets	737,350	705,665

Total investments	18,641,709	18,835,343
Cash	563,187	605,259
Accrued investment income	119,698	136,511
Premium balances receivable	722,614	683,848
Reinsurance recoverables	1,419,683	1,361,083
Ceded unearned premiums	198,788	184,435
Deferred acquisition costs	377,268	353,169
Property and equipment at cost, net of accumulated depreciation and amortization	95,740	88,910
Goodwill	111,904	111,904
Intangible assets, net of amortization	137,193	133,378
Current taxes receivable	6,260	91,202
Net deferred tax assets	489,636	389,597
Other assets	550,455	514,797

Total assets	$23,434,135	$23,489,436

Liabilities and Stockholders’ Equity
Loss and loss adjustment expenses	$11,422,492	$11,597,216
Unearned premiums	1,936,803	1,834,184
Senior Notes	1,759,488	1,767,125
Reinsurance payable	75,694	79,100
Other liabilities	778,871	729,767

Total liabilities	15,973,348	16,007,392

Common stock (shares authorized: 2015 and 2014 – 22,000,000; shares issued: 2015 and 2014 – 17,459,961)	17,460	17,460
Contributed capital	3,611,286	3,610,717
Accumulated other comprehensive income	116,333	353,584
Treasury stock, at cost (2015 – 1,808,262 shares; 2014 – 1,405,638 shares)	(696,491)	(507,699)
Retained earnings	4,403,583	3,999,366

Total stockholders’ equity attributable to Alleghany stockholders	7,452,171	7,473,428
Noncontrolling interest	8,616	8,616

Total stockholders’ equity	7,460,787	7,482,044

Total liabilities and stockholders’ equity	$23,434,135	$23,489,436

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Three Months Ended September 30,
	2015	2014
	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,049,071	$1,136,215
Net investment income	118,159	118,284
Net realized capital gains	29,202	59,368
Other than temporary impairment losses	(52,680)	(720)
Other income	45,285	38,769

Total revenues	1,189,037	1,351,916

Costs and Expenses
Net loss and loss adjustment expenses	594,729	623,132
Commissions, brokerage and other underwriting expenses	360,203	372,291
Other operating expenses	68,453	59,622
Corporate administration	10,922	9,455
Amortization of intangible assets	(1,104)	(1,142)
Interest expense	22,691	22,671

Total costs and expenses	1,055,894	1,086,029

Earnings before income taxes	133,143	265,887
Income taxes	36,045	79,547

Net earnings	97,098	186,340
Net earnings attributable to noncontrolling interest	568	25

Net earnings attributable to Alleghany stockholders	$96,530	$186,315

Net earnings	$97,098	$186,340
Other comprehensive income (loss):
Change in unrealized gains, net of deferred taxes of ($81,256) and ($29,255) for 2015 and 2014, respectively	(150,904)	(54,330)
Less: reclassification for net realized capital gains and other than temporary impairment losses, net of taxes of $8,217 and ($20,527) for 2015 and 2014, respectively	15,261	(38,121)
Change in unrealized currency translation adjustment, net of deferred taxes of ($208) and ($14,039) for 2015 and 2014, respectively	(386)	(26,073)
Retirement plans	129	(6)

Comprehensive (loss) income	(38,802)	67,810
Comprehensive income attributable to noncontrolling interest	568	25

Comprehensive (loss) income attributable to Alleghany stockholders	$(39,370)	$67,785

Basic earnings per share attributable to Alleghany stockholders	$6.07	$11.40
Diluted earnings per share attributable to Alleghany stockholders	6.07	11.40

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Nine Months Ended September 30,
	2015	2014
	(in thousands, except per share amounts)
Revenues
Net premiums earned	$3,140,965	$3,289,156
Net investment income	334,628	342,961
Net realized capital gains	158,513	197,728
Other than temporary impairment losses	(112,278)	(6,872)
Other income	125,270	106,801

Total revenues	3,647,098	3,929,774

Costs and Expenses
Net loss and loss adjustment expenses	1,737,100	1,863,504
Commissions, brokerage and other underwriting expenses	1,067,766	1,056,131
Other operating expenses	199,670	179,200
Corporate administration	33,441	31,774
Amortization of intangible assets	(3,815)	(3,879)
Interest expense	69,158	66,414

Total costs and expenses	3,103,320	3,193,144

Earnings before income taxes	543,778	736,630
Income taxes	138,113	196,415

Net earnings	405,665	540,215
Net earnings attributable to noncontrolling interest	1,448	40

Net earnings attributable to Alleghany stockholders	$404,217	$540,175

Net earnings	$405,665	$540,215
Other comprehensive income:
Change in unrealized gains, net of deferred taxes of ($106,986) and $163,086 for 2015 and 2014, respectively	(198,689)	302,873
Less: reclassification for net realized capital gains and other than temporary impairment losses, net of taxes of ($16,182) and ($66,800) for 2015 and 2014, respectively	(30,053)	(124,056)
Change in unrealized currency translation adjustment, net of deferred taxes of ($4,444) and ($10,681) for 2015 and 2014, respectively	(8,253)	(19,836)
Retirement plans	(256)	120

Comprehensive income	168,414	699,316
Comprehensive income attributable to noncontrolling interest	1,448	40

Comprehensive income attributable to Alleghany stockholders	$166,966	$699,276

Basic earnings per share attributable to Alleghany stockholders	$25.31	$32.74
Diluted earnings per share attributable to Alleghany stockholders	25.30	32.74